COOPERATION CONTRACT


Part A:  Ninbgo Easter Pacific Vision Company
Part B:  China United Online E-Commerce Co., Ltd.
This agreement is signed by both sides on


                                  GENERAL ITEMS

Part A only entrusts Part B to sell lenses on internet and promote lens selling on internet. If Part B has any problem in their business operation, Part A has no responsibility for that. Part B provide sale office and advertisement service on internet to Part A. Part B don't involve the store to store sales activity carried by Part A. If Part A has any problem in their business operation, Part B has no responsibility for that.

                                    ARTICLE 1

CNUOL provides office space, phone, fax, PC and answering service in all their locations (now in 12 cities). They also provide signs with LUXUS trade mark in front of the building and security space for small inventory of lenses and contact lenses.

                                    ARTICLE 2

CNUOL build web site on internet for NEPVC, provides advertisement for NEPVC on internet.

                                    ARTICLE 3

NEPVC hire sales people to do store to store sales. The salespersons will be hired, managed and controlled by NEPVC.

                                    ARTICLE 4

CNUOL is concentrated on sales by E-commerce, Internet retail, Internet wholesales, big contracts such as military, hospital chains, and OEM contracts. CNUOL is responsible for the development and maintenance of these activities. CNUOL will finance their own advertising on the internet.

                                    ARTICLE 5

If CNUOL hire its own sales staff to sell lenses, NEPVC provide technical service and training, the cost is born by CNUOL.

                                    ARTICLE 6

NEPVC will develop a plan to work as consultant for other lenses manufacturers to improve their quality and efficiency. This would be a total technical support including supply of chemicals, molds, etc. CNUOL will use their web site to find customers for this service.
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               SUGGESTED CHINA UNITED ONLINE COMMISSION STRUCTURE


     1. Retail Price on Internet

                                  Price           Commission
                              (RMB/ per pair)     Percentage     Commission
                              ---------------     ----------     ----------
     1.56 ASP HC                    208               16%            33
     1.56 ASP AR                    268               16%            43
     1.60 ASP HC                    288               16%            46
     1.60 ASP AR                    348               16%            56
     1.56 Progressive HC            288               16%            16
     1.56 Progressive AR            348               16%            56
     1.60 Progressive HC            308               16%            49
     1.60 Progressive AR            368               16%            59


     2: WHOLESALE THROUGH E-COMMERCE (BY CASH TRANSACTION)

                                  Price           Commission
                              (RMB/ per pair)     Percentage     Commission
                              ---------------     ----------     ----------
     1.56 ASP HC                    128               10%            13
     1.56 ASP AR                    158               10%            16
     1.60 ASP HC                    168               10%            17
     1.60 ASP AR                    198               10%            20
     1.56 Progressive HC            188               10%            19
     1.56 Progressive AR            228               10%            23
     1.60 Progressive HC            248               10%            25
     1.60 Progressive AR            288               10%            29

     3: PRICE TO UNCOL IN LARGE VOLUMN (BY CASH TRANSACTION)

                          Minimum amount is 1000 pairs
                              Price (RMB/per pair)

     1.56 ASP HC                                                118
     1.56 ASP AR                                                148
     1.60 ASP HC                                                158
     1.60 ASP AR                                                188
     1.56 Progressive HC                                        178
     1.56 Progressive AR                                        218
     1.60 Progressive HC                                        228
     1.60 Progressive AR                                        268

                    DISCOUNT AT DIFFERENT WHOLESALES QUANTITY

     Quantity                                           Price Discount Rate
     --------                                           -------------------
     From 1000 - 2000                                            0
     2001 - 5000                                                 2%
     5001 - 10,000                                               5%
     More than 10,000                                           10%

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
                                    ARTICLE 7

CNUOL get compensations for every product or service that they sell. One method would be commission based on money collected from the customer (see annex 1). For big contracts the price will be negotiated on the case to case bases.

                                    ARTICLE 8

For the development of new products and expansion of the production line. CNUOL will consider financial support of projects on the case to cases basis.

                                    ARTICLE 9

Mr. Pan will be in charge of the cooperation with full power to make decision on the behalf of CNUOL. Mr. Wang was appointed by NEPVC as the sole contact with CNUOL in regarding to all related issues of the cooperation.

Part A: Ningbo eastern Pacific Vision     Part B: China United Online E-Commerce
        Co. Ltd.                                  Co. Ltd.
Representatives: Joe Collins              Representatives: Xiang Qun Pan
Title: General Manager                    Title:  General Manager
Bank Account No:                          Bank Account No:
Telephone No:                             Telephone No:
Fax No:                                   Fax No:
Address:                                  Address:
Signer:                                   Signer:
Date: 23/8/00                             Date: 23/8/00

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